                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                ELECTRONIC PROCESSING, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     1)  Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     5)  Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount Previously Paid:
         -----------------------------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     3)  Filing Party:
         -----------------------------------------------------------------------
     4)  Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                            NOTICE OF ANNUAL MEETING
                                       ON
                                  JUNE 1, 1999
                                      AND
                                PROXY STATEMENT

      [LOGO]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

April 29, 1999

Dear Shareholder:

The Annual Meeting of Shareholders of Electronic Processing, Inc. will be held at 10:00 a.m., local time, on Tuesday, June 1, 1999, at the Ritz Carlton Hotel, 401 Ward Parkway, Kansas City, Missouri 64112. The enclosed notice of the meeting and proxy statement contain detailed information about the business to be transacted at the meeting.

On behalf of the Board of Directors and Management of the Company, I cordially invite you to attend the Annual Meeting of Shareholders.

The prompt return of your Proxy in the enclosed business reply envelope will help insure that as many shares as possible are represented.

I personally look forward to seeing you at the Shareholders Meeting.

Sincerely,

ELECTRONIC PROCESSING, INC.

      [SIGNATURE]

Tom W. Olofson
Chairman and
Chief Executive Officer

                          ELECTRONIC PROCESSING, INC.
                               501 KANSAS AVENUE
                           KANSAS CITY, KANSAS 66105

                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 1, 1999

                            ------------------------

               TO THE SHAREHOLDERS OF ELECTRONIC PROCESSING, INC.

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Electronic Processing, Inc. (the "Company") will be held at the Ritz Carlton Hotel, 401 Ward Parkway, Kansas City, Missouri 64112 at 10:00 a.m., local time, on Tuesday, June 1, 1999, for the following purposes:

    1. To elect four Directors to the Board of Directors of the Company, each for a term of one year and until their successors are elected and qualified;

    2. To consider and vote upon a proposal to ratify the appointment of Baird, Kurtz & Dobson as independent certified public accountants for the Company for the year ending December 31, 1999;

    3. To consider and vote upon a proposal to amend the Company's Articles of Incorporation to create a class of preferred stock that may be issued by the Board of Directors in one or more series and to eliminate Article Twelfth of the Articles of Incorporation;

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only shareholders of record at the close of business on April 23, 1999, are entitled to notice of and to vote at the meeting or any adjournment thereof. On April 23, 1999, the record date for the Annual Meeting, there were 4,635,068 shares of Common Stock outstanding. Each outstanding share is entitled to one vote.

    The Board of Directors of the Company encourages you to sign, date and promptly mail the proxy in the enclosed postage prepaid envelope, regardless of whether or not you intend to be present at the Annual Meeting. You are urged, however, to attend the Annual Meeting.

                                          By Order of the Board of Directors

                                                         [LOGO]
                                          Nanci R. Trutna
                                          Secretary

Kansas City, Kansas
April 29, 1999

                          ELECTRONIC PROCESSING, INC.

                               501 KANSAS AVENUE
                           KANSAS CITY, KANSAS 66105

                             ---------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD TUESDAY, JUNE 1, 1999
                    SOLICITATION AND REVOCABILITY OF PROXIES

                             ---------------------

    This Proxy Statement and the enclosed proxy card (the "Proxy") are furnished to the shareholders of Electronic Processing, Inc., a Missouri corporation (the "Company") in connection with the solicitation of proxies by the Company for use at the Company's Annual Meeting of Shareholders, and any adjournments or postponement thereof (the "Annual Meeting"), to be held at the Ritz Carlton Hotel, Kansas City, Missouri at 10:00 a.m., local time, on Tuesday, June 1, 1999. The mailing of this Proxy Statement, the Proxy, the Notice of Annual Meeting and the accompanying 1998 Annual Report to Shareholders is expected to commence on April 29, 1999.

    You are requested to complete, date and sign the accompanying Proxy and return it promptly in the enclosed postage prepaid envelope. Your Proxy may be revoked by written notice of revocation delivered to the Secretary of the Company, by executing and delivering a later dated Proxy or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not constitute a revocation of your Proxy unless you vote in person at the Annual Meeting or deliver an executed and later dated Proxy. Proxies duly executed and received in time for the Annual Meeting will be voted in accordance with the shareholders' instructions. If no instructions are given, Proxies will be voted as follows:

    a. to elect Tom W. Olofson, Christopher E. Olofson, Robert C. Levy and W. Bryan Satterlee as Directors to serve for a one year term until the 2000 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

    b. to ratify and approve the selection of Baird, Kurtz & Dobson as the Company's independent auditors for the year ending December 31, 1999;

    c. to ratify and approve the creation of a class of preferred stock that may be issued by the Board of Directors in one or more series, and to eliminate Article Twelfth of the Articles of Incorporation;

    d. in the discretion of the proxy holder as to any other matter coming before the Annual Meeting.

                  OUTSTANDING VOTING SECURITIES OF THE COMPANY

    Only the holders of record of shares of Common Stock as of the close of business on April 23, 1999, are entitled to vote on the matters to be presented at the Annual Meeting, either in person or by proxy. At the close of business on April 23, 1999, there were outstanding and entitled to vote a total of 4,635,068 shares of Common Stock, constituting all of the outstanding voting securities of the Company.

    The presence at the Annual Meeting, in person or by proxy, of the holders of at least a majority of the shares of Common Stock as of the record date is necessary to constitute a quorum. Each share of Common

Stock is entitled to one vote for each director to be elected and upon all other matters to be brought to a vote of the shareholders at the Annual Meeting. The affirmative vote of a plurality of the shares of Common Stock present or represented at the Annual Meeting is required to elect the directors. The affirmative vote of a majority of the shares of Common Stock present or represented at the Annual Meeting is required to ratify the appointment of Baird, Kurtz & Dobson. The vote by the holders of a majority of all outstanding shares of Common Stock in favor of the proposed amendment to the Company's Articles of Incorporation (the "Articles") to authorize the creation of a class of preferred stock is required under Missouri law for this proposal to be approved. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum at the Annual Meeting, but have the effect of a negative vote on the ratification of the selection of auditors and the proposed amendment to the Articles.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock as of the April 23, 1999 for (i) each director of the Company; (ii) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares; and (iii) all directors and executive officers as a group. Except pursuant to applicable community property laws or as otherwise indicated, each stockholder has sole voting and investment power with respect to the shares beneficially owned.

                                                                                      NUMBER OF
NAME AND ADDRESS OF BENEFICIAL OWNER (1)                                               SHARES      PERCENTAGE OWNED
-----------------------------------------------------------------------------------  -----------  -------------------
Tom W. Olofson.....................................................................   1,400,000(2)           30.2%
Christopher E. Olofson.............................................................     209,500(3)            4.5%
Robert C. Levy.....................................................................      22,500                *
W. Bryan Satterlee.................................................................      10,000(4)              *
All directors and executive officers as a group (9 persons)........................   1,656,000(5)           35.7%

------------------------

*   Less than 1%

(1) The address of all of the named individuals is c/o Electronic Processing, Inc., 501 Kansas Avenue, Kansas City, Kansas 66105.

(2) Excludes 40,500 shares owned by Mr. Olofson's adult son, Scott W. Olofson, as to which shares Mr. Olofson disclaims beneficial ownership.

(3) Includes 130,000 shares of Common Stock issuable upon exercise of options that are currently exercisable.

(4) Includes 3,000 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days. Excludes 4,500 shares of Common Stock issuable upon exercise of options held by Mr. Satterlee that are not currently exercisable and will not become exercisable within 60 days.

(5) Includes 146,000 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days. Excludes 78,000 shares of Common Stock issuable upon exercise of options held by directors and executive officers that are not currently exercisable and will not become exercisable within 60 days.

                             ELECTION OF DIRECTORS

    At the Annual Meeting, the shareholders will elect four directors to hold office for one year terms ending at the Company's 2000 Annual Meeting of Shareholders and until their successors are duly elected and qualified. It is intended that the names of the nominees listed below will be placed in nomination at the Annual Meeting to serve as directors and that the persons named in the Proxy will vote for their election. All nominees listed below are currently members of the Board of Directors. Each nominee has consented to being named in this Proxy Statement and to serve if elected. If any nominee becomes unavailable to serve as a director for any reason, the shares represented by the Proxies will be voted for the person, if any, designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unavailable to serve.

    The nominees for directors of the Company, as well as certain information about them, are as follows:

NAME                                                  AGE                              POSITION
------------------------------------------------      ---      ---------------------------------------------------------
Tom W. Olofson*.................................          57   Chairman, Chief Executive Officer, and Director
Christopher E. Olofson..........................          29   President, Chief Operating Officer, and Director
Robert C. Levy*.................................          52   Director
W. Bryan Satterlee*.............................          64   Director

------------------------

*   Member of Audit Committee

    TOM W. OLOFSON led a private investor group that acquired the Company in July 1988, and has served as Chief Executive Officer and Chairman of the Board since that time. During his business career, Mr. Olofson has held various management positions with Xerox Corporation and was a Senior Vice President and member, Office of the President of Marion Laboratories, Inc. Mr. Olofson is a director of Saztec International, Inc., a provider of information management services, and also serves as a director of various private companies in which he is an investor. He earned a BBA from the University of Pittsburgh in 1963, and is currently a member of the Board of Visitors of the Katz Graduate School of Business at the University of Pittsburgh. He is the father of Christopher E. Olofson.

    CHRISTOPHER E. OLOFSON joined EPI as a Vice President in June 1993, and was a part-time employee of the Company from 1988 to 1993. In January 1994, he was named Senior Vice President--Operations, and became Executive Vice President and a member of the Board of Directors effective January 1, 1995. Effective July 1, 1996, Mr. Olofson also assumed the duties of Chief Operating Officer, and effective October 1, 1998, Mr. Olofson was named President of the Company. He earned an AB degree from Princeton University in 1992, SUMMA CUM LAUDE. He was named a Fulbright Scholar and he completed a one-year program of study at the Stanford University Center in Taipei, Taiwan in 1993. He is the son of Tom W. Olofson.

    ROBERT C. LEVY is a director, stockholder and executive committee member of the law firm of Seigfreid, Bingham, Levy, Selzer & Gee in Kansas City, Missouri. He has been a Director of the Company since July 1988. He earned a BS from Northwestern University in 1968, and a J.D. from the University of California at Berkeley in 1971. Mr. Levy formerly was Chairman of the Board of Directors of Blue Cross and Blue Shield of Kansas City.

    W. BRYAN SATTERLEE was elected to the Company's Board of Directors on February 7, 1997. Mr. Satterlee has been a partner since 1989 in NorthEast Ventures, a consulting firm based in Hartford, Connecticut which specializes in business development services for and evaluations of technology-based venture companies. He has extensive general management and marketing experience in technology-based firms. Mr. Satterlee's background includes ten years of management experience with IBM, as well as having been a founder of a computer leasing/software business, telecommunications company and a venture investment services business. He earned a BS in 1956 from Lafayette College.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

                         BOARD MEETINGS AND COMMITTEES

    During 1998, the Board of Directors met four times. No director attended fewer than 75% of the total number of meetings of the Board of Directors and the committees on which he served.

    The Audit Committee of the Board of Directors consists of Tom W. Olofson, Robert C. Levy, and W. Bryan Satterlee. The function of the committee is to make recommendations concerning the selection each year of independent auditors of the Company, to review the effectiveness of the Company's internal auditing methods and procedures, to determine through discussions with the independent auditors whether any instructions or limitations have been placed upon them in connection with either the scope of the audit or its implementation, to review the financial statements and related notes with the independent auditors to ensure such statements and notes fully disclose all material affairs of the Company, and to recommend approval or non-approval of such financial statements and related notes. The Company does not have a nominating or compensation committee.

    The Company pays its non-employee directors a fee of $750 per quarter and $750 per Board meeting attended. The Company also reimburses non-employee directors for out-of-pocket expenses incurred in attending such meetings. In 1997, the Company granted W. Bryan Satterlee a 10 year option to acquire 7,500 shares of Common Stock at an exercise price of $3.50 per share, which vests 20% per year over five years.

SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based upon the Company's review of Forms 3, 4 and 5 filed by directors, officers and beneficial owners of more than 10% of the Common Stock of the Company with respect to calendar year 1998, the Company has determined that Ms. Butler and Mr. Winegar failed to file on a timely basis an initial statement of beneficial ownership of securities in the Company on Form 3 after each was named an officer of the Company. The required Form 3's were filed by Ms. Butler and Mr. Winegar at the time Form 5's were filed on behalf of certain other directors and officers of the Company.

                             EXECUTIVE COMPENSATION

    The following table sets forth the cash and other compensation paid in 1998, 1997, and 1996 to the Company's Chief Executive Officer and each other executive officer of the Company who earned in excess of $100,000 in 1998.

                           SUMMARY COMPENSATION TABLE

                                                                ANNUAL COMPENSATION
                                                 -------------------------------------------------
                                                                                    OTHER ANNUAL         ALL OTHER
NAME AND PRINCIPAL POSITION                        YEAR      SALARY      BONUS    COMPENSATION (1)  COMPENSATION (2)(3)
-----------------------------------------------  ---------  ---------  ---------  ----------------  -------------------
Tom W. Olofson,                                       1998  $ 100,114  $       0     $    2,688          $  11,026
  Chairman/CEO.................................       1997  $ 100,489  $       0     $   31,573          $  11,537
                                                      1996  $  50,000  $  24,000     $   36,827          $  11,434
Christopher E. Olofson,                               1998  $ 138,102  $       0     $    3,063          $   6,000
  President/COO................................       1997  $ 120,101  $       0     $    2,754          $   3,600
                                                      1996  $ 108,101  $       0     $    3,349          $   1,620

------------------------

(1) Includes $28,562 in 1997, and $33,782 in 1996 for payment of annual life insurance premiums on policies owned by Tom W. Olofson, which designate Jeanne H. Olofson, his wife, as the beneficiary, and $2,688 in 1998, $3,011 in 1997 and $3,045 in 1996 for personal use of a Company automobile. Includes $3,063 for 1998, $2,754 for 1997 and $3,349 for 1996 for
    Christopher E. Olofson for personal use of Company automobile.

(2) Includes $5,026 in 1998, $6,789 in 1997 and $9,075 in 1996 for group insurance and $6,000 in 1998, $4,748 in 1997 and $2,359 in 1996 for Company matching contributions under the 401(k) plan for Tom W. Olofson. Includes $6,000 in 1998, $3,600 in 1997 and $1,620 in 1996 for Company matching contributions under the 401(k) plan for Christopher E. Olofson.

(3) Does not include interest of $7,778 in 1997 and $40,000 in 1996 on amounts borrowed by the Company from Tom W. Olofson. See "Certain Transactions."

    The Company does not have a long-term incentive compensation plan.

STOCK OPTIONS

    The following table sets forth information concerning stock option grants made to the Named Executive Officers in the year ended December 31, 1998:

                                 OPTION GRANTS

                                                                         INDIVIDUAL GRANTS
                                                      --------------------------------------------------------
                                                       NUMBER OF     % OF TOTAL
                                                      SECURITIES       OPTIONS
                                                      UNDERLYING     GRANTED TO       EXERCISE
                                                        OPTIONS     EMPLOYEES IN        PRICE      EXPIRATION
NAME                                                  GRANTED (#)    FISCAL YEAR       ($/SH)         DATE
----------------------------------------------------  -----------  ---------------  -------------  -----------
Tom W. Olofson......................................      --             --              --            --
Christopher E. Olofson..............................      25,000           14.6%      $   12.00      06/25/08
                                                          30,000           17.5%      $    9.00      09/01/08

    The following table sets forth information concerning stock options exercised by the Named Executive Officers during the year ended December 31, 1998 and the number of shares and the value of options outstanding as of December 31, 1998 for each Named Executive Officer:

                         AGGREGATE OPTION EXERCISES AND
                     OPTION VALUES AS OF DECEMBER 31, 1998

                                                                         NUMBER OF SECURITIES
                                                                              UNDERLYING             VALUE OF UNEXERCISED
                                                                        UNEXERCISED OPTIONS AT      IN-THE-MONEY OPTION AT
                                         SHARES                              12/31/98(#)                12/31/98($)(1)
                                       ACQUIRED ON         VALUE      --------------------------  --------------------------
NAME                                   EXERCISE(#)       REALIZED     EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------  -----------------  -------------  -----------  -------------  -----------  -------------
Tom W. Olofson....................         --               --            --            --            --            --
Christopher E. Olofson............         --               --           130,000        --         $ 340,000        --

------------------------

(1) Based on the closing sales price of the Common Stock on the Nasdaq National Market of $10.00 per share on December 31, 1998, less the exercise price.

                               EXECUTIVE OFFICERS

    Officers are elected on an annual basis by the Board of Directors and serve at the discretion of the Board. The executive officers of the Company, as well as certain biographical information about them are as follows:

NAME                                                  AGE                              POSITION
------------------------------------------------      ---      ---------------------------------------------------------
Tom W. Olofson*.................................          57   Chairman, Chief Executive Officer, and Director
Christopher E. Olofson*.........................          29   President, Chief Operating Officer, and Director
Richard A. Winegar..............................          58   Senior Vice President
Albert T. Annillo...............................          48   Senior Vice President
Reve Butler.....................................          48   Vice President--Human Resources
Reed A. Eichner.................................          41   Vice President--Operations
Nanci R. Trutna.................................          45   Vice President-Finance and Secretary

------------------------

* Information is provided under the heading "Election of Directors" above, for the following officers: Tom W. Olofson and Christopher E. Olofson. Information relating to the Company's executive officers, not already described herein, with respect to their principal occupations and positions during the past five years is as follows:

    RICHARD A. WINEGAR joined EPI in October 1998 as a Senior Vice President. Mr. Winegar was previously President of CFDS Limited, a Toronto based subsidiary of Boston Financial Data Services from 1994 to 1997, and Executive Vice President/Chief Operations Officer with Investors Fiduciary Trust Company from 1981 to 1994, a Kansas City based unit of State Street Corporation. Mr. Winegar earned a BS from Central Missouri State University.

    ALBERT T. ANNILLO has been Senior Vice President since January 1995. Mr. Annillo joined the Company in October 1992 as a corporate Vice President. He was Assistant Director, Executive Office for United States Trustees, Department of Justice, Washington, D.C. for six years before his association with the Company. He earned an MBA and an MED from William Patterson College in 1975 and 1979, respectively.

    REED A. EICHNER joined the Company as Vice President--Sales and Marketing in September 1995. He became Vice President--Operations on September 1, 1996. From May 1991 through August 1995 he served as President and owner of Connexions, Inc., a company which provided system integration and document conversion services. He was General Manager of Innovision Systems, Inc. from September 1989 to May 1991. Mr. Eichner earned a BA from the University of North Carolina in 1982.

    REVE BUTLER joined the Company as Vice President Human Resources in June, 1998. During 1998, Ms. Butler was Human Resources Manager in the corporate office at Sprint Corp. She was Human Resources Manager for Investors Fiduciary Trust Company from 1986 to 1998. Ms. Butler has a BS in Business Administration from Culver Stockton College, and an MS in Counseling from Central Missouri State University.

    NANCI R. TRUTNA assumed her present position as Vice President--Finance in June 1993. In 1998, she assumed the position of Corporate Secretary. She was with Merchants Bank, Kansas City, Missouri from 1981 to June 1993 where she became a Senior Vice President. Ms. Trutna is a Certified Public Accountant and earned a BSBA in 1975 from the University of North Dakota.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In July 1988, an unaffiliated venture capital firm purchased a $400,000 subordinated note and a stock purchase warrant from the Company. In October 1991, the Company's Board of Directors deemed it in the best interest of the Company to purchase the subordinated note and stock purchase warrant from the venture capital firm. Because the Company could not then complete this transaction without incurring additional debt, Tom W. Olofson, Chairman and Chief Executive Officer, purchased the subordinated note and stock purchase warrant. The note provided for interest at the rate of 10% with a maturity date of July 1998. The stock purchase warrant provided for the acquisition of 969,228 shares of the Company's Common Stock at $.4125 per share at any time prior to July 14, 1998 (giving retroactive effect to a six-for-one stock split). The Company recorded a value of such stock purchase warrant in the amount of $41,000, with the value being calculated using the difference between net book value and exercise price per share. In an October 11, 1996 agreement between the Company and Mr. Olofson, it was agreed that the Company would pay $41,000 to Mr. Olofson on or before December 31, 1996, at which time the stock purchase warrant would be retired. The Company repaid the $400,000 outstanding face value of the subordinated note to Mr. Olofson from the proceeds of its Common stock offering in February, 1997.

    The Company has a noncancellable operating lease for its corporate headquarters which expires in February 28, 2001 with options if exercised, to extend the lease to February 28, 2011. Tom W. Olofson holds a 50% interest, as a general partner, in T & J Investment Company, a Kansas general partnership ("T & J Investment Company") that leases this facility to the Company. The lease requires the Company to pay all executory costs (property taxes, maintenance and insurance).

                PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION

    The Company's Board of Directors recommends that the Company's shareholders approve an amendment (the "Amendment") to the Company's Articles of Incorporation that would create a new class of preferred stock consisting of 2,000,000 shares and would eliminate ARTICLE TWELFTH of the Articles primarily because it conflicts with the creation of the new class of preferred stock. If the Amendment is approved by the Company's shareholders, ARTICLE THIRD of the Company's Articles of Incorporation, as amended, will read in its entirety as set forth in EXHIBIT A attached hereto, and ARTICLE TWELFTH, which currently reads as set forth in EXHIBIT A attached hereto, would be deleted in its entirety.

    The preferred stock could be issued at any time in one or more series by resolution of the Board of Directors. The authorizing resolution of the Board of Directors would determine and fix the voting powers and designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions of the preferred stock, including without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences, all to the full extent permitted by the General and Business Corporation Law of Missouri. Unless an authorizing resolution provides otherwise, no vote of the shareholders of any series of common or preferred stock would be required to issue any series of the preferred stock authorized by the Amendment.

    If the Amendment is approved, the voting, dividend and liquidation rights of the holders of the Common Stock would be subject to and qualified by the rights of the holders of any series of preferred stock designated by the Board of Directors. Similarly, the dividends, if any, declared and paid on the Common Stock as and when determined by the Board of Directors would be subject to any preferential dividend rights of any then outstanding series of preferred stock, and upon the dissolution or liquidation of the Company, holders of Common Stock would be entitled to receive all assets of the Company available for distribution to its shareholders, subject to any rights of any then outstanding series of preferred stock.

    The Company proposes to amend ARTICLE THIRD to create a class of preferred stock consisting of 2,000,000 shares to provide an additional class of capital stock that could be issued in one or more series by the Board of Directors for general corporate purposes, including stock dividends, raising additional capital and possible future acquisitions. The Company has no present plans to create any series of preferred stock or to issue any shares of preferred stock. The Board of Directors believes that the creation of the preferred stock will better enable the Company to meet its future needs, and give the Board of Directors greater flexibility in responding quickly to advantageous business opportunities. A new series of preferred stock could be created by the Board of Directors without any further action or consent by the shareholders (other than approval of the Amendment), and could be issued by the Company in a registered public offering or a private placement.

    The 2,000,000 shares of authorized but unissued preferred stock that would become available if the Amendment is approved could be used to make a change in control of the Company more difficult and expensive, even if the proposed transaction were in the best interest of the shareholders of the Company. Under certain circumstances, the preferred stock could be used to create impediments or to frustrate persons seeking to cause a takeover or to otherwise gain control of the Company. The Amendment is not proposed as a result of the management's knowledge of any specific effort to accumulate Common Stock of the Company or to obtain control of the Company. The Company does not have any present plans to adopt any other "anti-takeover" measures or to propose to the shareholders any other changes to its governance or structure that might have an anti-takeover effect.

    The Company's potential issuance of up to 2,000,000 shares of preferred stock, could dilute the present equity ownership position or voting rights of the current holders of Common Stock and could be made without shareholder approval.

    The Board of Directors of the Company also proposes to delete ARTICLE TWELFTH in its entirety in order to eliminate those provisions that would conflict with ARTICLE THIRD as proposed to be amended.

    The Board of Directors believes that, as proposed, the approval of the Amendment is in the best interests of the shareholders of the Company. Approval of this proposal requires a vote in favor of the Amendment by the holders of a majority of the Company's outstanding shares of Common Stock.

          THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR
         THE PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION
           TO CREATE A NEW CLASS OF PREFERRED STOCK AND TO ELIMINATE
               ARTICLE TWELFTH OF THE ARTICLES OF INCORPORATION.

                            APPOINTMENT OF AUDITORS

    At the Annual Meeting, a vote will be taken on the proposal to ratify the appointment by the Board of Directors of Baird, Kurtz & Dobson, independent certified public accountants, as auditors of the Company and its subsidiaries for the year ending December 31, 1999. Baird Kurtz & Dobson has examined the accounts of the Company annually since 1990.

    Representatives of Baird Kurtz & Dobson are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
              THE PROPOSAL TO RATIFY THE APPOINTMENT OF AUDITORS.

                           2000 SHAREHOLDER PROPOSALS

    Proposals of shareholders intended to be presented at the Annual Meeting of shareholders to be held in 2000 must be received by the Secretary of the Company, at Electronic Processing, Inc., 501 Kansas Avenue, Kansas City, Kansas 66105-1309, no later than January 7, 2000, to be eligible for inclusion in the Company's Proxy Statement and proxy related to that meeting.

                              FINANCIAL STATEMENTS

    The Annual Report to Shareholders of the Company for the year ended December 31, 1998, which includes the Company's annual report on Form 10-KSB, is enclosed with this Proxy Statement.

                                 OTHER MATTERS

    The Board of Directors is not aware of any matter that will be presented for action at the Annual Meeting other than the matters set forth herein. If other matters properly come before the meeting, it is intended that the holders of the proxies hereby solicited will vote thereon in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                [SIGNATURE]

                                          Tom W. Olofson

April 29, 1999                            Chairman and Chief Executive Officer

                                   EXHIBIT A

    ARTICLE THIRD as proposed to be amended will read in its entirety as follows:

    THIRD: The total number of shares of all classes of stock which the corporation shall have the authority to issue is Twelve Million (12,000,000) consisting of Ten Million (10,000,000) shares of Common Stock, $0.01 par value per share, and Two Million (2,000,000) shares of Preferred Stock, $1.00 par value per share.

A. COMMON STOCK

    1. GENERAL. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

    2. VOTING. The holders of the Common Stock are entitled to one vote for each share held at all meetings of shareholders (and written actions in lieu of meetings). There shall be no cumulative voting.

    3. DIVIDENDS. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding series of Preferred Stock.

    4. LIQUIDATION. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its shareholders, subject to any rights of any then outstanding series of Preferred Stock.

B. PREFERRED STOCK.

    Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof, including without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General and Business Corporation Law of Missouri. Without limiting the generality of the foregoing, except as otherwise provided in the resolutions providing for the issuance of any series of Preferred Stock, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise provided in the resolutions providing for the issuance of any series of Preferred Stock, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of these Articles of Incorporation.

C. GENERAL.

    No shareholder shall be entitled as a matter of right to subscribe for, purchase or receive any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of any bonds, debentures or other securities convertible into stock of any class, and all such additional shares of stock, bonds, debentures or other securities convertible into stock may be issued by the Board of Directors to such person or persons, on such terms and for such consideration as the Board of Directors, in their discretion, may determine.

    ARTICLE TWELFTH which is proposed to be deleted in its entirety, currently reads as follows:

        TWELFTH. The corporation reserves the right to alter, amend or repeal any provision contained in its articles of incorporation in the manner now or hereafter prescribed by the statutes of Missouri, and all rights and powers conferred herein are granted subject to this reservation; and, in particular, the corporation reserves the right and privilege to amend its articles of incorporation from time to time so as to authorize other or additional classes of shares (including preferential shares), to increase or decrease the number of shares of any class now or hereafter authorized, to establish, limit or deny to shareholders of any class the right to purchase or subscribe for any shares of stock of the corporation of any class, whether now or hereafter authorized or whether issued for cash, property or services or as a dividend or otherwise, or to purchase or subscribe for any obligations, bonds, notes, debentures, or securities or stock convertible into shares of stock of the corporation or carrying or evidencing any right to purchase shares of stock of any class, and to vary the preference, priorities, special powers, qualifications, limitations, restrictions and the special or relative rights or other characteristics in respect of the shares of each class, and to accept and avail itself of, or subject itself to, the provisions of any statutes of Missouri hereafter enacted pertaining to general and business corporations, to exercise all the rights, powers and privileges conferred upon corporations organized thereunder or accepting the provisions thereof and to assume the obligations and duties imposed therein, upon the affirmative vote of the holders of a majority of the shares of stock entitled to vote thereon, or, in the event the laws of Missouri require a separate vote by classes of shares, upon the affirmative vote of the holders of a majority of the shares of each class whose separate vote is required thereon.

                                       [LOGO]

                          ELECTRONIC PROCESSING, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                               FOR ANNUAL MEETING
                                  JUNE 1, 1999

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ELECTRONIC
                                PROCESSING, INC.

    The undersigned hereby appoints Tom W. Olofson and Christopher E. Olofson, and each of them in the order named, proxies with full power of substitution to vote all shares of Common Stock of Electronic Processing, Inc. of record in the name of the undersigned at the close of business on April 23, 1999 the Annual Meeting of Shareholders of Electronic Processing, Inc. to be held on June 1, 1999, or at any adjournment or adjournments, hereby revoking all former proxies.

1.  Election of Directors:

   Tom W. Olofson, Christopher E. Olofson, Robert C. Levy, W. Bryan Satterlee
    To withhold authority for a nominee, strike a line through such nominee's name.

2. Ratification of appointment of Baird, Kurtz & Dobson as Independent Accountants.

3. Approval of Amendment to the Company's Articles of Incorporation to create a class of preferred stock and to eliminate ARTICLE TWELFTH of the Articles of Incorporation.

        (CONTINUED, AND TO BE COMPLETED AND SIGNED ON THE REVERSE SIDE)

       1.  Election of Directors:          FOR ALL NOMINEES     / /        WITHHOLD FOR ALL NOMINEES  / /

       2.  Ratification of Accountants:                    FOR  / /        AGAINST  / /           ABSTAIN  / /

       3.  Amendment of Articles of Incorporation          FOR  / /        AGAINST  / /           ABSTAIN  / /

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS (1), (2) and (3) in accordance with the specifications made and "for" each proposals if no specification is made.
                                                 DATED:___________________, 1999
                                                 _______________________________

                                                 PLEASE SIGN NAME(S) EXACTLY AS
                                                 SHOWN AT LEFT. WHEN SIGNING AS
                                                 EXECUTOR, ADMINISTRATOR,
                                                 TRUSTEE OR GUARDIAN, GIVE FULL
                                                 TITLE AS SUCH; WHEN SHARES HAVE
                                                 BEEN ISSUED IN NAMES OF TWO OR
                                                 MORE PERSONS, ALL SHOULD SIGN.